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                               INTERACTIVE CHANNEL
                       AMENDMENT TO DISTRIBUTION AGREEMENT

The Agreement between Cablevision Systems Corporation, et. al. ("CSC") and IT Network ("IT") dated November 16, 1995, (the "Agreement"), is hereby amended as follows:

1. All Terms used in this Amendment which are defined in the Agreement shall have the same meaning herein as in the Agreement.

2. Effective upon execution, the parties agree as follows:

a)    Section 2 shall be replaced in its entirety with the following:

2.    PHASE I - OPERATIONAL BURN-IN

2.1 IT and CSC agree that the goal of the operational burn-in phase is to prove to both parties' satisfaction that the IC technology performs adequately in a multi-user, simultaneous usage environment over CSC's two-way cable plant using set top boxes as defined below, without interfering with CSC's other services and operations.

2.2 IT agrees to provide CSC, at no cost to CSC, with up to 100 IT owned or licensed sidecar set top boxes (the "Set Tops") for use until such time as this Agreement is terminated and/or CSC elects to purchase other customer interface equipment as may be available in the future.

2.3 IT will deliver the Set Tops to CSC within three weeks after the signing of this Agreement.

2.4 There will be a 90 day operational burn-in period during which no License Fee shall be due from CSC, nor shall CSC charge any fee for the IC service. The 90 day operational burn-in period will begin after all Set Tops have been deployed in customers' homes, and may be extended or reduced by mutual written agreement, but such extension or reduction shall not alter the Term of this Agreement. CSC will be responsible for the installation of up to 100 Set Tops in homes or offices. CSC and IT will each provide appropriate technical support during this period.

2.5 Before the 90 day operational burn-in period, IT shall pay for, provide, install and maintain, at a co-location with the CSC system headend, an IC headend to provide IC Programming and CSC shall allow such co-location.

b)    Section 3 shall be replaced in its entirety with the following:

3.    PHASE II - LAUNCH

3.1 Subject to IT and CSC's mutual satisfaction with the operational burn-in phase, CSC agrees to launch the IC service in its cable systems listed on Exhibit B and/or such other CSC Systems with at least 40,000 subscribers as determined by CSC in its sole discretion. IT shall provide IC headends to CSC for all such launches at IT's sole cost.

3.2 Upon CSC's request and in accordance with CSC's delivery schedule, IT agrees to provide up to 5,000 Set Tops and remote controls at no charge to CSC for use until such time as this Agreement is terminated and/or CSC elects to purchase other customer interface equipment as may be available in the future.

3.3 If CSC terminates this Agreement, then it shall return the Set Tops to IT within 90 days.

3.4 Phase II will continue for a period of sixty months from the beginning of the Operational Burn-In phase. Subsequent to the initial twelve months of phase II, CSC shall have the right to discontinue carriage of IC with 30 days' notice to IC. At the conclusion of the initial sixty-month period of the Agreement, CSC shall have the right to renew the Agreement on the same terms and conditions outlined herein for an additional sixty month period.
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3.5   IT agrees to sell remote controls to CSC which will be used in the CSC Set
      Tops. CSC agrees to pay, and IT agrees to provide at this price, additional remote controls as needed, at $15.00 each. In the event that IT's cost from its technology sourcing company for the remote control falls below $15.00, IT shall provide such remote controls at cost to CSC.

c.) Effective upon execution, Section 12 shall be replaced in its entirety with the following:

12. This agreement shall encompass CSC's standard exclusivity, non-recourse and several liability provisions (Exhibit A). The parties agree to negotiate a full Affiliation Agreement including the terms contained herein.

d.) Effective upon execution, a new Section 13 shall be added, to read as follows:

12. IT grants CSC the exclusive rights to distribute IC in all markets served by CSC. In the event that CSC has not launched IC in a market in which another potential IC provider wishes to launch the service, CSC shall have the right of first refusal to either launch IC or to waive its exclusive right to IC in that market. In each market in which IC is deployed, this right shall expire two years from the date on which IC is launched.

e.) Effective upon execution, a new Exhibit B shall be added, a sample of which is attached hereto as Exhibit 1.

Except as amended by the foregoing, the Agreement dated November 16, 1995, shall remain in full force and effect.

Agreed and Accepted for IT Network:          Agreed and Accepted for Cablevision
                                             Systems Corporation, et. al.:


      /s/ John Reed                                     /s/ CSC
-----------------------------------          -----------------------------------
Name                                         Name
         President                                    Vice President
-----------------------------------          -----------------------------------
Title                                        Title
         5/22/97                                         5/21/97
-----------------------------------          -----------------------------------
Date                                         Date
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                                    Exhibit 1

Name & Address of Cable System      Number of Subscribers           Dated Added
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